Exhibit 1.1

CENTENE CORPORATION

UP TO $15,300,000 OF SHARES OF
COMMON STOCK, $0.001 PAR VALUE PER SHARE

SALES AGREEMENT

April 1, 2013

April 1, 2013

To	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Centene Corporation, a Delaware corporation (the “Company”), proposes to issue and sell through Morgan Stanley & Co. LLC, as sales agent (the “Manager”), on the terms set forth in this sales agreement (this “Agreement”), shares of its common stock, par value $0.001 per share (the “Common Stock”), having aggregate gross sales proceeds of up to $15,300,000 (the “Shares”).
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatically effective shelf registration statement (File No. 333-187652), including a prospectus, on Form S-3, relating to the shares of Common Stock (the "Shelf Securities"), including the Shares, to be issued and sold from time to time by the Company pursuant to this Agreement commencing no earlier than April 2, 2013 and ending no later than April 5, 2013 (subject to such dates being modified or extended by mutual agreement of the parties hereto). Such registration statement, as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).
1.Representations and Warranties. At the date hereof, upon each order of the Company to sell Shares pursuant to Section 2(a), at each Time of Sale and at each Settlement Date (each, as defined below) (each, a “Representation Date”), the Company represents and warrants to and agrees with the Manager that:

(a)This Agreement has been duly authorized, executed and delivered by the Company.

(b)The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(c)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the

Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(d)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(e)(i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f)(i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the Prospectus or in the General Disclosure Package.

(g)Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Manager in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(h)(i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(i)The Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied.

(j)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package.

(k)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction other than in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except as permitted under its existing equity compensation plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, respectively.

(l)Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business or (ii) the ability of the Company to perform its obligations under this Agreement, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company's knowledge, threatened.

(n)Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may seek to sell Shares through the Manager, acting as sales agent, as follows:

(a)The Company may submit its orders to the Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell any or all of the Shares on any Trading Day (as defined herein) that commences no earlier than April 2, 2013 and ends no later than April 5, 2013 (subject to such dates being modified or extended by mutual agreement of the parties hereto), which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b)Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares on any Trading Day that commences no earlier than April 1, 2013 and ends no later than April 5, 2013 and with respect to which the Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c)The Company shall not authorize the issuance and sale of, and the Manager shall not sell, any Shares at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)The Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds to the Company and (iii) the commission payable by the Company to the Manager with respect to such sales.

(e)Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of any additional conditions as shall be agreed between the Manager and the Company pursuant to Section 5 of this Agreement.

(f)Notwithstanding any other provision of this Agreement, the Company and the Manager agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Manager shall not be obligated to sell or offer to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

3.Fee. The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be equal to up to 1.0% of the gross offering proceeds of the Shares sold pursuant to this Agreement.

4.Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager's or its designee's account (provided that the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.Conditions to the Manager's Obligations. The obligations of the Manager are subject to such conditions as shall be agreed between the Manager and the Company prior to commencement of sales of the Shares.

6.Covenants of the Company. The Company covenants with the Manager as follows:

(a)To furnish to the Manager copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager may from time to time reasonably request. In case the Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Manager, and at its own expense, the Company shall prepare and deliver to the Manager as many copies as the Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects. To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects. Not to take any action that would result in the Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.

(c)To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period.

(d)To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission's Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Manager and, at the Manager's request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e)During the Delivery Period to advise the Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Manager as many copies as the Manager may reasonably request of such amendment or supplement.

(g)To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction.

(h)To make generally available to the Company's security holders and to the Manager as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon and any transaction fees imposed by any governmental or regulatory organization in connection with the sale of the Shares, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all costs and expenses incident to listing the Shares on the Exchange, (v) the costs and charges of any transfer agent, registrar or depositary, and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, the Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers the Manager may make.

(j)That the Manager shall be entitled, at its request, on or prior to the first order of the Company to sell Shares pursuant to Section 2(a), to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

(k)That it consents to the Manager trading in the Common Stock for the Manager's own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(l)That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to Section 1 are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

7.Covenants of the Manager. The Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager.

8.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Manager, each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act that is involved in the sale of the Shares from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Manager furnished to the Company in writing by the Manager expressly for use therein.

(a)The Manager agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Manager furnished to the Company in writing by the Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(b)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 8; and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)The Company and the Manager agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager, any person controlling the Manager or any affiliate of the Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except as provided in Section 10(c).

(b)    The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except as provided in Section 10(c).
(c)    This Agreement shall remain in full force and effect until the earliest of (i) termination pursuant to Section 10(a) 10(b) above or otherwise or (ii) termination by mutual agreement of the parties; provided that, in each case, Section 1 and Section 8 of this Agreement shall remain in full force and effect following any such termination. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the provisions of Section 4.
11.Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares, except that this Agreement may be modified by the Manager and the Company as shall be agreed between them in writing.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Manager has acted and will act at arm's length and owes no fiduciary duties to, the Company or any other person, (ii) the Manager owes the Company only those duties and obligations set forth in this Agreement, prior written agreements (to the extent not superseded by this Agreement), if any, and as may be further agreed by the Manager and the Company in writing, and (iii) the Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.Notices. All communications (except as provided for in Sections 2(a), 2(c) and 2(d)) hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 (Attn: Cheri Mowrey and Jason English), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (Attn: David J. Goldschmidt), facsimile number: (212) 735-2000, and if to the Company shall be delivered, mailed or sent to Centene Corporation, 7700 Forsyth Boulevard, St. Louis, Missouri (Attn: Keith H. Williamson), with a copy to Bryan Cave, LLP, 211 North Broadway, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102 (Attn: J. Mark Klamer), facsimile number: (314) 552-8134.

[Signature page follows]

Very truly yours, CENTENE CORPORATION
By:	/s/ William N. Scheffel
	Name:	William N. Scheffel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted as of the date first written above Morgan Stanley & Co. LLC
By:	/s/ Jason S. English
	Name:	Jason S. English
	Title:	Executive Director

SCHEDULE I
Permitted Free Writing Prospectuses
None.

Exhibit A
[Morgan Stanley & Co. LLC Letterhead]
April ___, 2013

Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri
Attention: __________

VIA ELECTRONIC MAIL
TRANSACTION CONFIRMATION
Dear __________:
This Confirmation sets forth the terms of the agreement of Morgan Stanley & Co. LLC (the “Manager”) with Centene Corporation (the “Company”) relating to [the sale of shares of the Company's common stock, par value $0.001 per share, having an aggregate gross sales price of up to $[]][the issuance and sale of up to __________ shares of the Company's common stock, par value $0.001 per share,] pursuant to the Sales Agreement between the Company and the Manager, dated April 1, 2013 (as amended to date, the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
By countersigning or otherwise indicating in writing the Company's acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by ____ a.m./p.m. (New York time) on [the date hereof] [April __, 2013].
The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, MORGAN STANLEY & CO. LLC
By:
Name:
Title:

ACCEPTED as of the date first above written CENTENE CORPORATION
By:
Name:
Title:

[Note: The Company's Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]